SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2004

(Date of earliest event reported)

CYBERSOURCE CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	000-26477	77-0472961
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 965-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement

On December 13, 2004, the Board of Directors (the “Board”) of CyberSource Corporation (the “Company”) promoted Michael Walsh, appointing him to the office of Vice President, Worldwide Sales, effective immediately. The Board designated Mr. Walsh as an officer for the purposes of Section 16(b) of the Securities Exchange Act of 1934.

In connection with his promotion to Vice President of Sales, the Compensation Committee of the Board (the “Committee”) approved new compensation terms for Mr. Walsh, including an annual salary at the rate of $200,000 per year, and eligibility for a 2005 performance bonus of up to $100,000 upon the achievement of certain goals to be determined by the Committee. In addition, the Committee granted to Mr. Walsh a nonqualified stock option in the amount of 200,000 shares of the Company’s Common Stock pursuant to the terms set forth in the form of the Company’s standard stock option documentation and in accordance with the Company’s 1999 Stock Option Plan, as amended. The option will have a four (4) year vesting schedule (monthly vesting) with vesting to commence on December 1, 2004, and the exercise price under the option shall be $7.01 per share (the closing price of the Corporation’s Common Stock on December 13, 2004, as quoted on the Nasdaq National Market).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Vice President of Finance

Date: December 17, 2004

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